Exhibit 10.19

FORBEARANCE AND THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Forbearance and Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of December 23, 2025, by and between EXYN TECHNOLOGIES, INC., a Delaware corporation (“Borrower”) and WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”).

1.            DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated as of September 27, 2023, by and between Borrower and Bank (as may be amended, restated and supplemented from time to time, the “Loan Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan Agreement.

2.            EVENT OF DEFAULT; FORBEARANCE. Events of Default have occurred under the Loan Agreement by virtue of Borrower’s failure to comply with Section 6.8(a) of the Loan Agreement for failing to maintain unrestricted cash in accounts at Bank of no less than Two Hundred Fifty Thousand Dollars ($250,000.00) on the measurement date of December 12, 2025 (the “Existing Default”). Subject to the terms of this Amendment and without limiting the Bank’s rights under Section 6.15 of the Loan Agreement, Bank forbears from exercising its remedies arising out of the Existing Default from the date hereof, until the earliest to occur of (x) the occurrence of an Event of Default after the date hereof, at which time Bank may exercise any and all rights available to Bank; (y) the occurrence of Forbearance Milestone II, at which time Bank shall waive the Existing Default; or (z) (1) December 26, 2025 if Borrower has failed to provide evidence of clause (i) of Forbearance Milestone II on or prior to such date or (2) January 9, 2026 if Borrower has failed to provide evidence of clause (ii) of Forbearance Milestone II on or prior to such date. Bank does not forbear Borrower’s obligations under such respective sections for any event other than the Existing Default. Borrower shall comply with all other provisions of the Loan Agreement.

3.            DESCRIPTION OF CHANGE IN TERMS.

A.	The following definitions are hereby added to or amended and restated in Section 1.1 of the Loan Agreement as follows:

“First Amendment Convertible Note” means, collectively, (i) that certain Convertible Promissory Note, dated as of the First Amendment Effective Date, by and between Borrower and Neolync in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) and (ii) any convertible promissory notes entered into by and between Borrower and Neolync from time to time after the Third Amendment Effective Date, in form and substance satisfactory to Bank; provided that the principal amount of the First Amendment Convertible Note shall not exceed Four Million Dollars ($4,000,000.00) in the aggregate at any time.

“Forbearance Milestone II” means Borrower shall have received net cash proceeds of at least (i) Five Hundred Thousand Dollars ($500,000.00) from Neolync on or prior to December 26, 2025 and (ii) One Million Dollars ($1,000,000.00) from Neolync on or prior to January 9, 2026, in each case of the foregoing clauses (i) and (ii) on terms and conditions satisfactory to Bank (including but not limited to in the form of subordinated convertible notes).

“Interest Only End Date” means April 10, 2026.

“Maturity Date” means April 28, 2026.

“Third Amendment Effective Date” means December 23, 2025.

B.	The following definition is hereby deleted in Section 1.1 of the Loan Agreement: “Amortization Date”.

Bridge Bank - Exyn Technologies - Forbearance and Third Amendment to Loan and Security Agreement (12.2025)

C.	Section 2.1(a)(ii) of the Loan Agreement is hereby amended and restated as follows:

“(ii)         Repayment. For each Term Advance, Borrower shall pay interest-only payments with respect to such Term Advance in accordance with Section 2.3(c) through the Interest Only End Date. All unpaid principal and accrued and unpaid interest with respect to each Term Advance is due and payable in full on the Maturity Date. The Term Advances may only be prepaid in accordance with Sections 2.1(a)(iii).”

4.            CONSISTENT CHANGES. The Loan Documents are each hereby amended wherever necessary to reflect the changes described above.

5.            NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts owing to Bank. Borrower and each of its affiliates (each, a “Releasing Party”) acknowledges that Bank would not enter into this Amendment without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Amendment, each Releasing Party releases Bank, and each of Bank’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Amendment and the other Loan Documents, and/or Bank’s actions to exercise any remedy available under the Loan Documents or otherwise.

6.            CONTINUING VALIDITY. Borrower understands and agrees that Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. Borrower represents and warrants (i) that the representations and warranties contained in the Loan Agreement are true and correct as of the date of this Amendment, and (ii) that no Event of Default has occurred and is continuing (other than the Existing Default). Except as expressly modified pursuant to this Amendment, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications pursuant to this Amendment in no way shall obligate Bank to make any future modifications. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to any subsequent loan and security modification agreements.

7.            CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Amendment constitutes a “Loan Document” as defined and set forth in the Loan Agreement, and is subject to Sections 11 and 12 of the Loan Agreement, which are incorporated by reference herein.

8.            CONDITIONS PRECEDENT. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(A)            a fully executed copy of this Amendment;

(B)            a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

Bridge Bank - Exyn Technologies - Forbearance and Third Amendment to Loan and Security Agreement (12.2025)

(C)            an amendment fee equal to One Thousand Dollars ($1,000.00), which may be debited by Bank from any of Borrower’s accounts;

(D)            payment of all Bank Expenses incurred through the date of this Amendment, which amounts may be debited by Bank from any of Borrower’s accounts; and

(E)            such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

9.            COUNTERSIGNATURE. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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Bridge Bank - Exyn Technologies - Forbearance and Third Amendment to Loan and Security Agreement (12.2025)

BORROWER:		BANK:

EXYN TECHNOLOGIES, INC.		WESTERN ALLIANCE BANK

By:	/s/ Brandon Torres Declet	By:	/s/ Ben Schwartz
Name: Brandon Torres Declet		Name: Ben Schwartz
Title: Chief Executive Officer		Title: Vice President

[Signature Page to Forbearance and Third Amendment to Loan and Security Agreement]